UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2017

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214)-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2017, Abeona Therapeutics Inc. (the “Company”) received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that, due to the resignation of an independent director on January 9, 2017, the Company no longer complies with Nasdaq’s majority independent director requirement as set forth in Listing Rule 5605.

Consistent with Listing Rule 5605(b)(1)(A), Nasdaq has provided the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or January 9, 2018;

or

•	if the next annual shareholders’ meeting is held before July 10, 2017, then the Company must evidence compliance no later than July 10, 2017.

In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a hearings panel.

The Company is actively looking for an new independent director and plans to submit the required Nasdaq information before the compliance deadlines and regain Nasdaq listing compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: January 27, 2017